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                                                                 EXHIBIT 10.30



                    MAC FRUGAL'S BARGAINS * CLOSE-OUTS INC.
                             STOCK OPTION AGREEMENT

                  This Stock Option Agreement (the "Agreement") is made and entered into as of the Date of Grant indicated below by and between Mac Frugal's Bargains * Close-outs Inc., a Delaware corporation (the "Company"), and Peter S. Willmott ("Optionee").

                  WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee") and the Board of Directors have approved the grant to Optionee of an option to purchase shares of the common stock, par value $0.2778 per share, of the Company (the "Common Stock"), on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

                  1. Grant of Option; Certain Terms and Conditions. The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant, an immediately exercisable option (the "Option") to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below. The Exercise Price indicated below is the closing price for shares of the Common Stock quoted on the New York Stock Exchange on the Date of Grant. The Option expires at 5:00 p.m. (local time at the Company's principal exexutive office) on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement.

         Date of Grant:                                       May 2, 1995

         Number of Shares Purchasable:                        25,000

         Exercise Price per Share:                            $14.75

         Expiration Date:                                     May 2, 2005

The Option is not intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986.
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                  2. Acceleration and Termination.

                           (a) Termination of Position. If Optionee's relationship with the Company as a member of its Board of Directors is terminated by any person or entity for no reason, or for any reason other than Optionee's death or retirement with the consent of the Board of Directors of the Company, then the Option shall terminate upon the earlier of the Expiration Date or the ninetieth day following the date of such termination of such position; provided, however, that if such termination of such position is caused by the total disability of Optionee, then the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such termination of such position. Notwithstanding the foregoing, the Committee, in its sole discretion, may terminate the Option effective as of the date of such termination of such position if it determines that such termination of such position was caused, in whole or in part, by (1) Optionee's refusal to perform his duties, (2) gross or willful misconduct of Optionee that was materially harmful to the Company or any of its subsidiaries, or (3) Optionee's conviction of a crime of moral turpitude or a felony involving personal dishonesty.

                           (b) Retirement. If Optionee retires with then consent of the Board of Directors of the Company, then the Option shall terminate upon the earliest of the Expiration Date, the third anniversary of the date of such retirement or, if applicable, the first anniversary of the date of Optionee's death.

                           (c) Death. If Optionee shall die on or prior to the date upon which his position with the Company is terminated, then the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such death.

                  3. Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are


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sold, then the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

                  4. Exercise.

                           (a) The Option shall be exercisable during Optionee's lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part:

                                    (i) by the delivery to the Company of a
                  full-recourse promissory note in a form and amount satisfactory to the Committee, provided that the principal amount of such note shall not exceed the excess of such aggregate Exercise Price over and above the aggregate par value of the Purchased Shares;

                                    (ii) by the delivery to the Company of a
                  certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined below) thereof on the business day immediately preceding the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock; and/or

                                    (iii) by reducing the number of shares of
                  Common Stock to be issued and delivered to Optionee upon such exercise (such reduction to be valued on the basis of the aggregate Fair Market Value (determined on the business day immediately


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                  preceding the date of such exercise) of the additional shares of Common Stock that would otherwise have been issued and delivered upon such exercise, provided that the Company is not then prohibited from purchasing or acquiring such additional shares of Common Stock.

The "Fair Market Value" of a share of Common Stock or other security on any day shall be equal to the last sale price, regular way, per Common Share or unit of such other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of the Common Stock or such other security are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock or such other security are listed or admitted to trading or, if the shares of Common Stock or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if on any such date the shares of Common Stock or such other security are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Common Stock or such other security selected by the Board of Directors.

                           (b) If Optionee shall deliver to the Company a duly executed copy of such Exercise Notice and, in accordance with Section 220.3(e)(4) of Regulation T promulgated under the 1934 Act, a duplicate copy of duly executed, irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount from the proceeds of a sale of or loan secured by such Purchased Shares, the Company shall promptly confirm to such broker in writing that the Company shall issue and deliver such Purchased Shares to the person or entity specified in such Exercise Notice promptly upon the receipt by the Company of such aggregate Exercise Price in cash or other immediately available funds.


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                  5. Payment of Withholding Taxes.

                           (a) If the Company is obligated by law to withhold an amount on account of any federal, state or local tax imposed as a result of the exercise of the Option (such amount shall be referred to herein as the "Withholding Liability"), Optionee shall, on the first date upon which the Company becomes obligated to pay the Withholding Liability to the appropriate taxing authority (the "Withholding Payment Date"), pay the Withholding Liability to the Company in full in cash or by check; provided, however, that, in the discretion of the Committee, Optionee may, pursuant to an irrevocable election of Optionee (a "Withholding Election") made on or prior to the date upon which the amount of the Withholding Liability is determined (the "Withholding Liability Determination Date"), pay all or any part of the Withholding Liability in the following manner:

                                    (i) by the delivery to the Company of a
                  certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the business day immediately preceding the Withholding Liability Determination Date), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock; and/or

                                    (ii) by reducing the number of shares of
                  Common Stock to be issued and delivered upon such exercise (such reduction to be valued on the basis of the Fair Market Value on the business day immediately preceding the Withholding Liability Determination Date of the additional shares of Common Stock that would otherwise have been issued and delivered upon such exercise), provided that the Company is not then prohibited from purchasing or acquiring such additional shares of Common Stock.

                           (b) Notwithstanding subsection (a) above, if Optionee is subject to Section 16 of the 1934 Act on the date of such exercise, Optionee may not make such a Withholding Election unless:


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                                    (i) the Company shall have been subject to
                  the reporting requirements of Section 13 of the 1934 Act for at least one year prior thereto and shall have filed pursuant to such section during such year;

                                    (ii) the Company on a regular basis releases
                  quarterly and annual summary statements of its sales and earnings ("Financial Data") for publication on a wire service, in a financial news service or in a newspaper of general circulation, or Financial Data is otherwise made publicly available on a regular basis;

                                    (iii) such Withholding Election is not made
                  during the six-month period commencing on the Date of Grant, provided that this subsection (b)(iii) shall not apply if Optionee dies or becomes disabled prior to the expiration of such six-month period; and

                                    (iv) such Withholding Election must be made
                  (A0 no later than six months minus one day prior to the Withholding Liability Determination Date or (B) during a period beginning on the third business day following a date upon which the Company releases Financial Data and ending on the twelfth business day following such date.

                           (c) The Committee shall have sole discretion to consent to or disapprove any Withholding Election after it is made and may adopt such rules and regulations as are consistent with and necessary to implement the foregoing. The Committee may permit Optionee to make a Withholding Election to pay withholding taxes in excess of the minimum amount required by law, provided that the amount of withholding taxes so paid does not exceed the estimated total federal, state and local tax liability of Optionee attributable to such exercise.

                  6. Stock Exchange Requirements; Applicable Laws. Nothwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in


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violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

                  7. Nontransferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

                  8. Notices. Any notice or communication given pursuant hereto shall be in writing and delivered personnally or by mail, postage prepaid, addressed to Optionee at his then-current address, as indicated in the books and records of the Company, or addressed to the Company as follows:

                  Mac Frugal's Bargains * Close-outs Inc.
                  2430 East Del Amo Boulevard
                  Dominguez, CA  90220
                  Attention: Chief Executive Officer

or at such other address as either party hereto, by written notice to the other, shall designate from time to time. Any such notice or communication by Optionee shall be deemed given upon actual receipt by the Company. Any such notice or communication by the Company, if mailed, shall be deemed given when mailed.

                  9. Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

                  10. Rights to Remain a Director. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Optionee any right to continue his relationship with the Company as a member of the Board of Directors, (b) affect the right of the Company to terminate such relationship of Optionee with the Company, with or without cause, or (c) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries.


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                  11. Governing Law. This Agreement and the Option granted
hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                  IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.


                                    Mac Frugal's Bargains * Close-outs Inc.

                                    By  /s/ Philip L. Carter
                                        ---------------------------------------
                                        Philip L. Carter
                                        President and Chief Executive Officer

                                        /s/ Peter S. Willmott
                                        ---------------------------------------
                                        Peter S. Willmott
                                        Optionee

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